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                                                                Exhibit 23. (ii)


                              CONSENT OF COUNSEL



     Robertson & Williams, Inc., a professional corporation, hereby consents to the use of its name under the heading "LEGAL MATTERS" in the Prospectus constituting a part of this Registration Statement.


                                             ROBERTSON & WILLIAMS, INC.


Oklahoma City, Oklahoma

March 22, 2000